Exhibit 99.1

Eiger BioPharmaceuticals Reports

Third Quarter 2021 Financial Results and Provides Business Update

- Phase 3 HDV D-LIVR (Lonafarnib) Enrolled; Topline Data Planned by End of 2022

- Phase 3 HDV LIMT-2 (Peginterferon Lambda) Enrolling

- Company to Host Conference Call Today at 4:30 PM ET

Palo Alto, Calif., November 4, 2021 /PRNewswire/ — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), a commercial-stage biopharmaceutical company focused on the development of innovative therapies to treat and cure Hepatitis Delta Virus (HDV) and other serious rare diseases, today reported its third quarter 2021 financial results and provided a business update.

“The recent completion of enrollment in our Phase 3 HDV D-LIVR study of Lonafarnib-based regimens sets up pivotal topline data by the end of 2022,” said David Cory, President and CEO. “Additionally, our Phase 3 HDV LIMT-2 study of Peginterferon Lambda is now activating sites and screening patients. Eiger is focused on the development of treatments and a cure for HDV. We are positioned to be a leader in this space with two first-in-class therapies for HDV, offering hope for the over 12 million patients around the globe with this devastating disease.”

Program Updates and Upcoming Milestones

HDV Platform

Lonafarnib for HDV

•	First-in-class prenylation inhibitor and only oral agent in development

•	D-LIVR, largest Phase 3 global study conducted in HDV

•	Fully enrolled with over 400 patients

•	Opportunity for approval of two Lonafarnib-based regimens:

•	All-oral and combination with peginterferon alfa

•	Pivotal topline data planned by end of 2022

Peginterferon Lambda for HDV

•	Well-tolerated interferon administered as a weekly subcutaneous injection

•	LIMT-2 (N=150), pivotal study of Peginterferon Lambda monotherapy

•	Now activating sites and screening patients

Avexitide for Rare Metabolic Disorders

•	Phase 3 studies for post-bariatric hypoglycemia and congenital hyperinsulinism could begin as early as 2022

Zokinvy® for Progeria and Processing-Deficient Progeroid Laminopathies

•	MAA is under EMA review, with an opinion from the Committee for Medicinal Products for Human Use (CHMP) expected around end of 2021

•	Cohort ATU program (Temporary Use Authorization) approved in France

•	First ATU shipment completed

Peginterferon Lambda for COVID-19

•	Phase 3 TOGETHER study enrolling patients across clinical sites in Brazil

•	DSMB interim futility analysis (n=453) recommended study continuation

•	Next interim futility data analysis by end of 2021

•	Positive data could support emergency use authorization package

Corporate

•	Appointed Erik Atkisson General Counsel and Chief Compliance Officer

•	Cash and investments of $120.4 million at the end of third quarter 2021 expected to fund planned operations into fourth quarter 2023

Third Quarter Financial Results

Net revenues from Zokinvy product sales were $3.0 million for third quarter 2021, as compared to $2.1 million for second quarter 2021. The increase was primarily driven by modestly higher inventory on-hand at the specialty pharmacy. The company commercially launched Zokinvy in the U.S. in January 2021 and has reported September year-to-date net sales of $8.8 million.

Cost of Sales were $0.3 million for third quarter 2021 and is related to certain costs associated with Zokinvy that were incurred after FDA approval.

Research and Development expenses were $18.1 million for third quarter 2021, as compared to $9.8 million for the same period in 2020. The increase was primarily due to clinical trial related expenses, including contract manufacturing and headcount related expenses, including stock-based compensation expense.

Selling, General and Administrative expenses were $6.5 million for the third quarter of 2021, as compared to $5.0 million for the same period in 2020. The increase was primarily due to outside consulting and advisory services and headcount related expenses, including stock-based compensation expense.

Total operating expenses include non-cash expenses of $3.0 million for the third quarter of 2021, as compared to $1.9 million for the same period in 2020.

Eiger reported a third quarter 2021 net loss of $22.2 million, or $0.65 on a per share basis. This compares to a net loss of $15.7 million, or $0.52 on a per share basis, for the third quarter of 2020.

Cash, cash equivalents, and investments as of September 30, 2021, totaled $120.4 million compared to $139.8 million as of June 30, 2021.

As of September 30, 2021, the company had 33,975,800 common shares outstanding.

Conference Call

At 4:30 PM Eastern Time today, November 4, 2021, Eiger will host a conference call to discuss its financial results and provide a business update. The live and replayed webcast of the call will be available through the company’s website at www.eigerbio.com. To participate in the live call by phone, dial (844) 743-2495 (U.S.) or (661) 378-9529 (International) and enter conference ID 9874006. The webcast will be archived and available for replay for at least 90 days after the event.

About Eiger

Eiger is a commercial-stage biopharmaceutical company focused on the development of innovative therapies to treat and cure Hepatitis Delta Virus (HDV) and other serious rare diseases. The Eiger HDV platform includes two first-in-class therapies in Phase 3 that target critical host processes involved in viral replication. All five Eiger rare disease programs have been granted FDA Breakthrough Therapy Designation.

For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward-looking statements. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our anticipated significant milestones in 2021 and 2022; the timing of our ongoing and planned clinical development; the sufficiency of our cash, cash equivalents and investments to fund our operations; expectations regarding the timing and availability of topline data from our Phase 3 D-LIVR study in HDV; the ability to activate sites and fully enroll the Phase 3 LIMT-2 study; initiating a Phase 3 study for avexitide in post-bariatric hypoglycemia and congenital hyperinsulinism; the potential approval of Zokinvy in jurisdictions outside of the U.S., including the EU; and the potential of Lambda to be an effective therapy for newly diagnosed outpatients with COVID-19. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including additional applicable risks and uncertainties described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and Eiger’s subsequent filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to Eiger and speak only as of the date on which they are made. Eiger does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors and Media:

Sri Ryali

CFO

Email: sryali@eigerbio.com

Phone: 1-650-272-6138

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2021	2020(1)
	(unaudited)
ASSETS
Cash and cash equivalents	$49,255	$28,864
Short-term debt securities	36,051	99,976
Accounts receivable	2,762	—
Inventories	2,621	93
Prepaid expenses and other current assets	8,397	8,873

Total current assets	99,086	137,806
Long-term debt securities	35,093	—
Property and equipment, net	581	709
Operating lease right-of-use assets	777	1,176
Other assets	4,740	3,903

Total assets	$140,277	$143,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$22,012	$16,627
Other liabilities	28,800	31,932
Stockholders’ equity	89,465	95,035

Total liabilities and stockholders’ equity	$140,277	$143,594

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020
Product revenue, net	$3,039	$—	$8,782	$—
Costs and operating expenses:
Cost of sales	318	—	641	—
Research and development(1)	18,106	9,810	46,250	29,045
Selling, general and administrative(1)	6,466	5,027	17,916	15,141

Total operating expenses	24,890	14,837	64,807	44,186

Loss from operations	(21,851)	(14,837)	(56,025)	(44,186)
Interest expense	(894)	(906)	(2,659)	(2,681)
Interest income	35	76	119	629
Other income (expense), net	503	(13)	46,462	(7)

Income (loss) before provision for taxes	(22,207)	(15,680)	(12,103)	(46,245)
Provision for income taxes	16	—	46	—

Net loss	$(22,223)	$(15,680)	$(12,149)	$(46,245)

Net income (loss) per common share:
Basic and diluted	$(0.65)	$(0.52)	$(0.36)	$(1.74)

Weighted-average common shares outstanding:
Basic and diluted	33,946,559	29,879,135	33,922,080	26,639,201

(1)	Includes stock-based compensation expense of:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Research and development	$686	$367	$1,627	$1,154
General and administrative	1,644	1,078	4,310	3,382

Total stock-based compensation expense	$2,330	$1,445	$5,937	$4,536